UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2016

Commission File Number 1-5924
TUCSON ELECTRIC POWER COMPANY (Exact name of registrant as specified in its charter)
Arizona (State or other jurisdiction of incorporation or organization)	86-0062700 (I.R.S. Employer Identification No.)
88 East Broadway Boulevard, Tucson, AZ 85701 (Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (520) 571-4000
(Former name, former address and former fiscal year, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 16, 2016, Tucson Electric Power Company (TEP) completed the purchase of a 50.5% undivided interest in Unit 1 of Springerville Generating Station (Springerville Unit 1) for $85 million and received $12.5 million for previously unreimbursed operating costs related to Springerville Unit 1. The purchase brought TEP’s total ownership interest in Springerville Unit 1 to 100%.
As previously reported, on February 29, 2016, TEP, Alterna Springerville LLC (Alterna), LDVF1 TEP LLC (LDVF1) and Wilmington Trust Company and William J. Wade, as Owner Trustee and Co-trustee under a separate trust agreement with each of Alterna and LDVF1, (Alterna and LDVF1, together with the Owner Trustees and Co-trustees, the Third-Party Owners), entered into an agreement with the Third-Party Owners for settlement and release of asserted claims and the purchase and sale of beneficial interests in Springerville Unit 1 (Agreement). Subsequent to the purchase, as provided in the Agreement, all outstanding disputes, pending litigation, and arbitration proceedings between TEP and the Third-Party Owners were dismissed with prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUCSON ELECTRIC POWER COMPANY
(Registrant)

Date: September 22, 2016	/s/ Kevin P. Larson
Kevin P. Larson
Senior Vice President and Chief Financial Officer
(On behalf of the registrant and as Principal Financial Officer)